Calculation of Filing Fee Tables
S-1
LGL GROUP INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(o)	10,000	$ 6.90	$ 69,000.00	0.0001381	$ 9.53
Fees to be Paid	2	Other	Subscription Rights to Purchase Common Stock	Other	10,000		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 69,000.00		$ 9.53
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 9.53
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock, par value $0.01 per share ("Common Stock"), of The LGL Group, Inc. (the "Registrant") being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable as a result of stock splits, stock dividends, or other distribution, recapitalization or similar events. (b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and assumed an offering price of $6.90 per share. (c) The transferable subscription rights and the shares of Common Stock issuable upon exercise thereof being registered hereunder are in addition to the transferable subscription rights and the shares of Common Stock issuable upon exercise thereof previously registered by the Registrant pursuant to the Registrant's Registration Statement on Form S-1 (File No. 333-295925).

[2]	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is payable with respect to the transferable subscription rights being offered hereby since such subscription rights are being registered in the same registration statement as the shares of the Registrant's Common Stock underlying such subscription rights.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date